Exhibit 99.1

For Immediate Release

Veracyte Announces Appointment of Kevin K. Gordon and Other Changes
to Its Board of Directors

SOUTH SAN FRANCISCO, Calif., December 13, 2016 --- Veracyte, Inc. (NASDAQ: VCYT), a genomic diagnostics company that reduces unnecessary surgeries and healthcare costs by resolving diagnostic uncertainty, today announced that Kevin K. Gordon, former chief operating officer of Quintiles Transnational Holdings Inc. (NYSE: Q), has been appointed to the company’s board of directors. Veracyte also announced that Brian Atwood, who has served as director and chairman since the company’s founding, has elected to step down from the board. Concurrently, Bonnie Anderson, Veracyte’s president and chief executive officer, has assumed the additional role of chairman of the board and John L. Bishop will become the lead independent director. All changes are effective as of December 12, 2016.

“We are honored to welcome Kevin to our board of directors,” said Ms. Anderson. “His knowledge, insight and years of healthcare industry experience with large publicly held companies, combined with his strong financial background, will be invaluable as we scale the company and focus on achieving profitable growth.”

Mr. Gordon served as executive vice president and COO of Quintiles, a leading global bio-pharmaceutical services provider, from October 2015 until its merger with IMS Health in October 2016. He served as the company’s executive vice president and chief financial officer from 2010 to 2015. The Fortune 500 company recorded revenue of $4.3 billion in 2015 and was named to Fortune’s list of the “World’s Most Admired Companies.” Prior to that, Mr. Gordon spent 13 years in senior leadership positions at Teleflex Incorporated (NYSE: TFX), a diversified global company with over $2 billion in annual revenue, serving most recently as CFO. He previously held senior management positions at KPMG.

“Veracyte is fundamentally improving patient care with its novel focus on resolving diagnostic uncertainty and reducing unnecessary surgeries,” said Mr. Gordon. “I am delighted to join the Veracyte board and look forward to helping the company achieve its growth and profitability goals.”

Ms. Anderson continued, “On behalf of the company and board of directors, I would like to thank Brian for his extraordinary dedication and guidance in building Veracyte into the formidable diagnostics company that it is today. Because of his invaluable leadership, Veracyte is well-positioned to create long-term, sustained value for our shareholders.”

About Veracyte
Veracyte (NASDAQ: VCYT) is pioneering the field of molecular cytology, offering genomic solutions that resolve diagnostic ambiguity and enable physicians to make more informed treatment decisions at an early stage in patient care. By improving preoperative diagnostic accuracy, the company aims to help patients avoid unnecessary invasive procedures while reducing healthcare costs. Veracyte’s Afirma® Thyroid FNA Analysis centers on the proprietary Afirma Gene Expression Classifier (GEC) and is becoming a new standard of care in thyroid nodule assessment. The Afirma test is recommended in leading practice guidelines and is covered for 185 million lives in the United States, including through Medicare and many commercial insurance plans. Veracyte is expanding its molecular cytology franchise to other clinical areas, beginning with difficult-to-diagnose lung diseases. In 2015, the company launched the Percepta® Bronchial Genomic Classifier, a test to evaluate patients with lung nodules that are suspicious for cancer, which has already received draft Medicare coverage. In October 2016, Veracyte launched its second pulmonology product, the Envisia™ Genomic Classifier, to improve diagnosis of interstitial lung diseases, including idiopathic pulmonary fibrosis. For more information, please visit www.veracyte.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, our ability to successfully scale the company and our belief that we are well positioned for profitable growth. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the applicability of clinical results to actual outcomes; laws and regulations applicable to our business, including potential regulation by the Food and Drug Administration or other regulatory bodies; the size of the market opportunity for our products; our ability to successfully achieve adoption of and reimbursement for our products; the amount by which use of our products are able to reduce invasive procedures and misdiagnosis, and reduce healthcare costs; the occurrence and outcomes of clinical studies; the timing and publication of clinical study results; and other risks set forth in the company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements.

Veracyte, Afirma, Percepta, Envisia, the Veracyte logo, and the Afirma logo are trademarks of Veracyte, Inc.

Source: Veracyte
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Media:
Tracy Morris
650-380-4413
Tracy.Morris@Veracyte.com

Investors:
Pam Lord
Canale Communications
619-849-6003
pam@canalecomm.com